Exhibit 10.16
Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of March 4, 2021 (the “Effective Date”), by and between SILICON VALLEY BANK, a California corporation (“Bank”), and CODEX DNA, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:
1.    ACCOUNTING AND OTHER TERMS
Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except, in each case, for (a) non-compliance with FAS 123R with respect to Monthly Financial Statements and (b) with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit and purchase price accounting adjustments); provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purpose of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP), whether or not such operating lease obligations were in effect on such date, notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP. Calculations and determinations must be made following GAAP. Notwithstanding the foregoing, all financial covenant (if any) and other financial calculations shall be computed with respect to Borrower only, and not on a consolidated basis. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
2.    LOAN AND TERMS OF PAYMENT
2.1    Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.
2.2    Reserved.
2.3    Term Loan.
(a)    Availability. Subject to the terms and conditions of this Agreement, Borrower may request that Bank make certain term loan advances available to Borrower in an aggregate original principal amount not to exceed Twenty Million Dollars ($20,000,000) (each such advance is referred to herein as a “Term Loan Advance” and, collectively, as the “Term Loan Advances”). The Term Loan Advances shall be available in two (2) tranches as follows: (i) the first (1st) tranche of the Term Loan Advances (“Tranche One”) shall be available to Borrower in a single advance of Fifteen Million Dollars ($15,000,000) on or about the Effective Date, and (ii) provided that Bank provides its approval for a second tranche, which may be granted or withheld in Bank’s sole discretion, the second (2nd) tranche of the Term Loan Advances (“Tranche Two”) may be made available to Borrower by Bank on such later date as to be determined by Bank, in a single advance in the aggregate original principal amount not to exceed Five Million Dollars ($5,000,000). Borrower acknowledges and agrees that Bank is under no obligation to make the Tranche Two Term Loan Advance available to Borrower and such Tranche Two will be subject to separate Bank credit approval to be determined by Bank (after the Effective Date) in its sole discretion. After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
(b)    Interest Payments. With respect to each Term Loan Advance, commencing on the first Payment Date following the Funding Date of such Term Loan Advance and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of such Term Loan Advance at the rate set forth in Section 2.5(a).
(c)    Repayment. Commencing on the Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay each Term Loan Advance in (i) Applicable Number of equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.5(a). All outstanding principal and accrued and unpaid interest under each Term Loan Advance, and all other outstanding Obligations with respect to such Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.
(d)    Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advances, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (B) the Prepayment Fee, (C) the Final Payment, and (D) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.
(e)    Mandatory Prepayment Upon an Acceleration. If the Term Loan Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (ii) the Final Payment, and (iii) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.
2.4    Reserved.
2.5    Payment of Interest on the Credit Extensions.
(a)    Interest Rate. Subject to Section 2.5(b), the principal amount outstanding under each Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (A) four percent (4.00%) above the Prime Rate and (B) seven and one quarter percent (7.25%), which interest shall be payable monthly in accordance with Section 2.5(d) below.
(b)    Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.5(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
(c)    Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.
(d)    Payment; Interest Computation. Interest is payable monthly on the Payment Date of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
2.6    Fees. Borrower shall pay to Bank:
(a)    Good Faith Deposit. Borrower has paid to Bank a deposit of Thirty Five Thousand Dollars ($35,000) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses through the Effective Date will be deposited into Borrower’s Designated Deposit Account;
(b)    Prepayment Fee. The Prepayment Fee, when due hereunder;
(c)    Final Payment. The Final Payment, when due hereunder;
(d)    Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank); and
(e)    Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.6 pursuant to the terms of Section 2.7(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.6.
2.7    Payments; Application of Payments; Debit of Accounts.
(a)    All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)    Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
(c)    Bank may debit any of Borrower’s deposit accounts (other than Excluded Accounts maintained in accordance with this Agreement), including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.
2.8    Withholding. Payments received by Bank from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.8 shall survive the termination of this Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
3.    CONDITIONS OF LOANS
3.1    Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
(a)    duly executed signatures to the Loan Documents;
(b)    duly executed signatures to the Warrant, together with a capitalization table and copies of Borrower’s equity documents;
(c)    the Operating Documents and long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(d)    a secretary’s certificate of Borrower with respect to such Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(e)    duly executed signatures to the completed Borrowing Resolutions for Borrower;
(f)    certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
(g)    the Perfection Certificate of Borrower, together with the duly executed signature thereto;
(h)    a landlord’s consent in favor of Bank for Borrower’s leased location at 9535 Waples Street, San Diego, California, by the respective landlord thereof, together with the duly executed original signatures thereto;
(i)    a bailee’s waiver in favor of Bank for the location where Borrower maintains property with C&M Relocation Systems in Ramona, California, by such third party, together with the duly executed original signatures thereto;
(j)    evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.7 hereof are in full force and effect; and
(k)    payment of the fees and Bank Expenses then due as specified in Section 2.6 hereof.
3.2    Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a)    timely receipt of an executed Payment/Advance Form and any materials and documents required by Section 3.4;
(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
(c)    Bank determines to its satisfaction that there has not been any material impairment in the general affairs, management, results of operation, or financial condition of Borrower or the prospect of repayment of the Obligations, nor any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.
3.3    Covenant to Deliver. (a)    Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.
(b)    Unless otherwise provided in writing, within sixty (60) days after the Effective Date, Bank shall have received, in form and substance reasonably satisfactory to Bank:
(i)    appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements and waiver of subrogation endorsements in favor of Bank; and
3.4    Procedures for Borrowing.
(a)    Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement, to obtain a Term Loan Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Pacific time on the Funding Date of the Term Loan Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Term Loan Advances. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information, as Bank may request in its sole discretion. Bank shall credit proceeds of any Term Loan Advance to the Designated Deposit Account. Bank may make Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Term Loan Advances are necessary to meet Obligations which have become due.
4.    CREATION OF SECURITY INTEREST
4.1    Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (provided that the Collateral may also be subject to Permitted Liens).
If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.
4.2    Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (provided that the Collateral may also be subject to Permitted Liens). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.
4.3    Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.
5.    REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants as follows:
5.1    Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate” (the “Perfection Certificate”). Borrower represents and warrants to Bank that, except to the extent notified to Bank from time to time pursuant to Section 7.2, (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).
The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.
5.2    Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for Collateral Accounts maintained in compliance with Section 6.8 and for which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to Section 6.8(b). The Accounts are bona fide, existing obligations of the Account Debtors.
The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.
All Inventory is in all material respects of good and marketable quality, free from material defects.
Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, (c) licenses that are Permitted Liens, and (d) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no written claim has been made that any part of the Intellectual Property owned by Borrower violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.
Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.
5.3    Reserved.
5.4    Reserved.
5.5    Litigation. Except as disclosed in the Perfection Certificate or pursuant to Section 6.2(h), there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages to Borrower or any of its Subsidiaries of more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).
5.6    Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of Borrower and its Subsidiaries for the periods covered thereby, subject, solely in the case of interim financial statements, to the absence of footnotes and to normal year-end audit adjustments. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.
5.7    Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
5.8    Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” or required to register as an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
(under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied with all Requirements of Law applicable to Borrower except to the extent that any failure to do so could not reasonably be expected to have a material adverse effect on its business, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
5.9    Subsidiaries; Investments. Borrower does not own any stock, partnership interests, or other ownership interest or other equity securities except for Permitted Investments.
5.10    Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required foreign, federal, state and local tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes, assessments, deposits and/or contributions are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000).
To the extent Borrower defers payment of any contested taxes, Borrower shall notify Bank in writing of the commencement of, and any material development in, the proceedings, and post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Fifty Thousand Dollars ($50,000). Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
5.11    Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general corporate purposes and not for personal, family, household or agricultural purposes.
5.12    Full Disclosure. No written representation, warranty or other statement of Borrower in any report, certificate, or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates, and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank by or on behalf of Borrower, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates, or written statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
5.13    Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
6.    AFFIRMATIVE COVENANTS
Borrower shall do all of the following:
6.1    Government Compliance.
(a)    Except for mergers permitted by Section 7.3, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply in all material respects, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject.
(b)    Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in the Collateral. Borrower shall promptly provide copies of any such obtained, Governmental Approvals to Bank.
6.2    Financial Statements, Reports. Provide Bank with the following by submitting to the Financial Statement Repository or otherwise submitting to Bank:
(a)    as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering the consolidated operations of Borrower and its Subsidiaries for such month in a form acceptable to Bank (the “Monthly Financial Statements”);
(b)    within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Statement, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;
(c)    within thirty (30) days after the end of each fiscal year of Borrower, and contemporaneously with any updates or amendments thereto, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the current fiscal year of Borrower, and (B) annual financial projections for the current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;
(d)    as soon as available, and in any event within one hundred eighty (180) days following the end of Borrower’s fiscal year, beginning with fiscal year 2020, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a qualification with respect to going concern typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(e)    prompt written notice of any changes to the beneficial ownership information set out in items 14(a) through 14(d) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.
(f)    in the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
(g)    within five (5) days of delivery, copies of all statements, reports and notices made available (i) generally to Borrower’s stockholders, (ii) to the Borrower’s Major Investors (as defined in Borrower’s Amended and Restated Investor Rights Agreement dated as of December 19, 2019, as may be amended from time to time), or (iii) to any holders of Borrower’s Subordinated Debt;
(h)    prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more; and
(i)    promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Loan Documents as reasonably requested by Bank.
Any submission by Borrower of a Compliance Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement or other financial statement, the information and calculations set forth therein are true, accurate and correct in all material respects, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants in any Loan Documents except as noted in such Compliance Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred and are continuing, except as noted in such Compliance Statement or other financial statement, as applicable, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement or other financial statement, as applicable, (v) as of the date of such submission, except as noted in such Compliance Statement or other financial statement, as applicable, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9, and (vi) as of the date of such submission, except as noted in such Compliance Statement or other financial statement, as applicable, no Liens have been levied or claims made in writing against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
6.3    Reserved.
6.4    Reserved.
6.5    Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required foreign, federal, state and local tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.10 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
6.6    Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every fiscal year unless (or more frequently as Bank in its sole discretion determines that conditions warrant), unless an Event of Default has occurred and is continuing in which case such inspections shall occur as often as Bank shall determine is necessary; provided, Borrower shall not be required to reimburse Bank for more than one inspection or audit in any fiscal year so long as no Event of Default has occurred and is continuing. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.
6.7    Insurance.
(a)    Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender’s loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(b)    Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000) in the aggregate for all losses under all casualty policies during any fiscal year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (A) shall be of equal or like value as the replaced or repaired Collateral and (B) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (ii) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.
(c)    At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.
6.8    Accounts.
(a)    Borrower and any Guarantor shall maintain all of its operating accounts and excess cash with Bank or Bank’s Affiliates. Notwithstanding the foregoing, Borrower and any Guarantor shall be permitted to open accounts outside of Bank in jurisdictions in which Bank cannot provide such accounts so long as the aggregate balance in all such accounts at no time exceeds Two Hundred Fifty Thousand Dollars ($250,000), and such accounts are maintained in compliance with Section 6.8(b).
(b)    In addition to and without limiting the restrictions in clause (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such (such deposit accounts, “Excluded Accounts”).
(c)    Borrower and any Subsidiary of Borrower and any Guarantor shall obtain any business credit card and letter of credit exclusively from Bank.
(d)    Foreign Subsidiaries shall maintain no greater than $250,000 in any Deposit Account, Securities Account, or Commodity Account at any time.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
6.9    Financial Covenants.
(a)    Minimum Revenue. Maintain as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower, minimum revenue (determined in accordance with GAAP) of at least the following amounts measured on a trailing three (3) month basis for the period then ended:

Trailing Three Month Period Ending:	Minimum Revenue
February 28, 2021	$[***]
March 31, 2021	$[***]
April 30, 2021	$[***]
May 31, 2021	$[***]
June 30, 2021	$[***]
July 31, 2021	$[***]
August 31, 2021	$[***]
September 30, 2021	$[***]
October 31, 2021	$[***]
November 30, 2021	$[***]
December 31, 2021	$[***]
January 31, 2022	$[***]
February 28, 2022	$[***]
March 31, 2022	$[***]
April 30, 2022	$[***]
May 31, 2022	$[***]
June 30, 2022	$[***]
July 31, 2022	$[***]
August 31, 2022	$[***]
September 30, 2022	$[***]
October 31, 2022	$[***]
November 30, 2022	$[***]
December 31, 2022	$[***]
Commencing with the month ending January 31, 2023, and as of the last day of each month thereafter during Borrower’s 2023 and 2024 fiscal years, respectively, (i) the minimum revenue covenant set forth in this Section 6.9(a) (the “2023 Minimum Revenue Covenant”) shall be calculated based on Borrower’s projected performance as set forth in Borrower’s annual financial projections approved by Borrower’s Board for the 2023 fiscal year and delivered to Bank not later than January 30, 2023 (the “2023 Projections”), and shall be equal to the greater of (i) eighty percent (80%) of the projected revenues as set forth in the 2023 Projections or (ii) ten percent (10%) year-over-year growth as set forth in the 2023 Projections, and (ii) the minimum revenue covenant set forth in this Section 6.9(a) (the “2024 Minimum Revenue Covenant”) shall be calculated based on Borrower’s projected performance as set forth in Borrower’s annual financial projections approved by Borrower’s Board for the 2024 fiscal year and delivered to Bank not later than January 30, 2024 (the “2024 Projections”), and shall be equal to the

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
greater of (i) eighty percent (80%) of the projected revenues as set forth in the 2024 Projections or (ii) ten percent (10%) year-over-year growth as set forth in the 2024 Projections. Borrower’s failure to reach an agreement with Bank on (i) the 2023 Minimum Revenue Covenant on or before February 28, 2023 and to execute and deliver to Bank an amendment to this Agreement which provides the terms for such 2023 Minimum Revenue Covenant mutually agreeable to Borrower and Bank on or prior to February 28, 2023, or (ii) the 2024 Minimum Revenue Covenant on or before February 28, 2024 and to execute and deliver to Bank an amendment to this Agreement which provides the terms for such 2024 Minimum Revenue Covenant mutually agreeable to Borrower and Bank on or prior to February 28, 2024, shall constitute an immediate Event of Default under this Agreement.
6.10    Protection of Intellectual Property Rights.
(a)    (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property material to Borrower’s business; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
(b)    Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.
6.11    Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, at Bank’s request, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
6.12    Online Banking.
(a)    Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).
(b)    Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.
6.13    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall, at Bank’s request in its sole discretion, (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a Guaranty to become a Guarantor hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that no Foreign Subsidiary shall be required to be a Guarantor or Borrower if Borrower can demonstrate to Bank’s

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
satisfaction, determined in its good faith business judgment, that the joinder of, or Guaranty by, such Foreign Subsidiary would cause an adverse tax consequence to Borrower under the Internal Revenue Code of 1986, as amended, (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank (provided, however, if Borrower can demonstrate to Bank’s satisfaction, determined in its good faith business judgment, that pledging in excess of sixty-five percent (65%) of the capital stock of any Foreign Subsidiary would cause an adverse tax consequence for Borrower or such new Foreign Subsidiary, then Borrower shall be required to pledge only sixty-five percent (65%) of the stock of such newly created Foreign Subsidiary); and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.
6.14    Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.
7.    NEGATIVE COVENANTS
Borrower shall not do any of the following without Bank’s prior written consent:
7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; and (e) in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year.
7.2    Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related or incidental thereto; (b) liquidate or dissolve; (c) fail to provide notice to Bank, within five Business Days of such departure or cessation, if the Key Person departs from or ceases to be employed by Borrower; or (d) permit or suffer any Change in Control.
Borrower shall not, without at least twenty (20) days’ prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of than Two Hundred Fifty Thousand Dollars ($250,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate or previously notified to Bank in accordance with this paragraph, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of than Two Hundred Fifty Thousand Dollars ($250,000) of Borrower's assets or property, then Borrower will use its commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Bank. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of than Two Hundred Fifty Thousand Dollars ($250,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
7.3    Mergers or Acquisitions. Except for an IPO pursuant to clause (c) of such definition for which Borrower has provided Bank with at least twenty (20) days’ prior written notice, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5    Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (provided the Collateral may also be subject to Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property in favor of Bank, except (i) as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein, (ii) customary restrictions on assignment, transfer and encumbrances in license agreements under which Borrower or any Subsidiary is the licensee or for covenants with such restrictions in merger or acquisition agreements; provided that such covenants do not prohibit Borrower or any Subsidiary from granting a security interest in Borrower’s or any such Subsidiary’s Intellectual Property in favor of Bank; and provided further that the counter-parties to such covenants are not permitted to receive a security interest in Borrower’s or any Subsidiary’s Intellectual Property.
7.6    Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8(b) hereof.
7.7    Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock of Borrower, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and pay cash in lieu of the issuance of fractional shares in connection with such conversion, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.
7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions between and Borrower and any of its Subsidiaries which are otherwise expressly permitted hereunder, (c) transactions expressly permitted by Sections 7.1, 7.3, and/or 7.7, (d) employment and compensation arrangements of officers or directors approved by the Board, all to the extent in the ordinary course of business, and (e) Subordinated Debt financings with existing investors that are, in each case, approved by Borrower’s board of directors.
7.9    Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank, except, in each case, in accordance with the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
7.10    Compliance. Become an “investment company,” required to register as an “investment company,” or is company controlled by an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
8.    EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
8.2    Covenant Default. Borrower (a) fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, 6.7, 6.8 6.9, 6.10, 6.11, 6.12 or 6.14 of this Agreement or violates any covenant in Section 7 of this Agreement or (b) fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents and as to any default (other than those specified in clause (a) or Section 8.1) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) Business Days after the occurrence thereof; provided, however, grace and cure period provided under this Section 8.2 shall not apply to any covenants set forth in clause (a).
8.3    Material Adverse Change. A Material Adverse Change occurs;
8.4    Attachment; Levy; Restraint on Business.
(a)    (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any Subsidiary, or (ii) a notice of lien or levy is filed against any of Borrower’s assets with a value in excess of Five Hundred Thousand Dollars ($500,000) by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or
(b)    (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business and such order is not discharged or stayed within ten (10) days after the occurrence thereof;
8.5    Insolvency. (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
8.6    Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by Borrower or Guarantor, the result of which could reasonably be expected to have a material adverse effect on Borrower’s or any Guarantor’s business;
8.7    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);
8.8    Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
8.9    Subordinated Debt. Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person (other than Bank) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall not for any reason have the payment and/or lien priority contemplated by this Agreement, the Loan Documents, or by any applicable subordination or intercreditor agreement;
8.10    Guaranty. (a) Any guaranty of any Obligations by a Guarantor terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.6, 8.7, or 8.8 of this Agreement occurs with respect to any Guarantor, (d) the death, liquidation, winding up, or termination of existence of any Guarantor (other than as permitted by Section 7.1 or 7.3); or (e)(i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the business, operations or financial condition or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or
8.11    Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could reasonably be expected to result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) materially and adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to materially and adversely affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any material Governmental Approval in any other material jurisdiction.
9.    BANK’S RIGHTS AND REMEDIES
9.1    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:
(a)    declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);
(b)    stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
(c)    demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;
(d)    terminate any FX Contracts;
(e)    verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;
(f)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
(g)    apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;
(h)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
(i)    place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(j)    demand and receive possession of Borrower’s Books; and
(k)    exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
9.2    Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact to: (a) exercisable following the occurrence of and during the continuance of an Event of Default: (i) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Bank or a third party as the Code permits; and (vi) receive, open and dispose of mail addressed to Borrower; and

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
(b) regardless of whether an Event of Default has occurred, (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all Account Debtors to pay Bank directly. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and the Loan Documents have been terminated.
9.3    Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
9.4    Application of Payments and Proceeds. Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.
9.5    Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
9.6    No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.7    Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
10.    NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10
If to Borrower:                                 CODEX DNA, INC.
9535 Waples Street, Ste 100
San Diego, CA 92121
Attn: Todd Nelson
Email: todd@codexdna.com
If to Bank:                                        Silicon Valley Bank
4370 La Jolla Village Drive, #1050
San Diego, California 92122
Attn: Brendan Crawford, Vice President
Email: bcrawford@svb.com
11.    CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE
Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
This Section 11 shall survive the termination of this Agreement.
12.    GENERAL PROVISIONS
12.1    Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.
12.2    Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).
12.3    Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.
This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
12.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.6    Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
12.7    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
12.8    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.9    Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.
12.10    Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
12.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
12.12    Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
12.13    Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.14    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.15    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
12.16    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
13.    DEFINITIONS
13.1    Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:
“2023 Minimum Revenue Covenant” is defined in Section 6.9(a).
“2024 Minimum Revenue Covenant” is defined in Section 6.9(a).
“2023 Projections” is defined in Section 6.9(a).
“2024 Projections” is defined in Section 6.9(a).
“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.
“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Administrator” is an individual that is named:
(a)    as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and
(b)    as an Authorized Signer of Borrower in an approval by the Board.
“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agreement” is defined in the preamble hereof.
“Applicable Number” means (a) twenty-four (24) if the Extension Milestone is not achieved, and (b) thirty (30) if the Extension Milestone is achieved.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.
“Bank” is defined in the preamble hereof.
“Bank Entities” is defined in Section 12.9.
“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.
“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).
“Bank Services Agreement” is defined in the definition of Bank Services.
“Board” is Borrower’s board of directors.
“Borrower” is defined in the preamble hereof.
“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.
“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)5 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
public offering (including an IPO) or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) except in connection with a transaction permitted by Section 7.3, at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock (other than directors’ qualifying shares and other nominal amounts of capital stock that are required to be held by Person other than the Borrower and/or its Subsidiaries under applicable Requirements of Law) of each Subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).
“Claims” is defined in Section 12.3.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.
“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Statement” is that certain statement in the form attached hereto as Exhibit B.
“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Credit Extension” is any Term Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.
“Default Rate” is defined in Section 2.5(b).
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Designated Deposit Account” is the account number ending 753 (last three digits) maintained by Borrower with Bank (provided, however, if no such account number is included, then the Designated Deposit Account shall be any deposit account of Borrower maintained with Bank as chosen by Bank).
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.
“Effective Date” is defined in the preamble hereof.
“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
“Event of Default” is defined in Section 8.
“Exchange Act” is the Securities Exchange Act of 1934, as amended.
“Extension Milestone” means Bank’s receipt of evidence satisfactory to Bank, in its sole discretion, that Borrower has achieved at least Four Million Dollars ($4,000,000) in trailing three (3) month instruments and reagents revenue (measured in accordance with GAAP) for any three month period occurring after the date hereof but ending prior to or on December 31, 2021, and confirmatory Bank calls with management and Investors.
“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, or (b) the acceleration of the Term Loan Advances, or (c) the prepayment of the Term Loan Advances in full pursuant to Section 2.3(d) or 2.3(e), equal to Four Hundred Thousand Dollars ($400,000).

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
“Financial Statement Repository” is each of (a) SWLSReporting@svb.com or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time and (b) Bank’s online banking platform as described in Section 6.12.
“Foreign Currency” means lawful money of a country other than the United States.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.
“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Good Faith Deposit” is defined in Section 2.6(a).
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guarantor” is any Person providing a Guaranty in favor of Bank.
“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
“Indemnified Person” is defined in Section 12.3.
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:
(a)    its Copyrights, Trademarks and Patents;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;
(c)    any and all source code;
(d)    any and all design rights which may be available to such Person;
(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
“IPO” means an initial public offering of common stock of Borrower pursuant to (a) an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, (b) a direct listing in the United States, or (c) a reverse merger into a Publicly Reporting Company with shares of stock that are listed on a US national stock exchange and in which Borrower retains Control of (or is) the surviving entity.
“Key Person” is Todd Nelson.
“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank, all as amended, restated, or otherwise modified.
“Loan Party” means Borrower and any Guarantor.
“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.
“Monthly Financial Statements” is defined in Section 6.2(a).
“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit C.
“Payment Date” is with respect to Term Loan Advances, the first (1st) calendar day of each month.
“Perfection Certificate” is defined in Section 5.1.
“Permitted Indebtedness” is:
(a)    Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;
(b)    Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;
(c)    Subordinated Debt;
(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e)    Indebtedness constituting a Permitted Investment;
(f)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case, provided in the ordinary course of business and not to exceed Fifty Thousand Dollars ($50,000) in the aggregate at any time;
(g)    (i) Indebtedness of a Loan Party to any other Loan Party; (ii) Indebtedness of a Loan Party owed to a Foreign Subsidiary; and (iii) Indebtedness of a Foreign Subsidiary owed to a Loan Party; provided, that (x) all such Indebtedness is unsecured, and (y) in the case of clause (iii), the aggregate principal amount of such new Indebtedness incurred after the Effective Date shall not exceed, in the aggregate (when calculated together with the amounts of Permitted Investments permitted pursuant to clause (f)(i) of such definition), Two Hundred Fifty Thousand Dollars ($250,000.00) at any time;
(h)    with Bank’s prior written consent (which may be withheld in Bank’s sole discretion), Indebtedness (i) in respect of corporate credit card in the ordinary course of business in jurisdictions in which Bank does not provide such services, (ii) arising from customary cash management and treasury services, and the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of instruments for collection or deposit, in each case, in the ordinary course of business, (iii) in connection with letters of credit, security deposits or other credit support for the benefit of any landlords of locations leased by Borrower or any of its Subsidiaries in connection with office leases in the ordinary course of business, and (iv) under currency hedging agreements not for speculative purposes;
(i)    other unsecured Indebtedness in an aggregate principal amount not to exceed Two Hundred Thousand Dollars ($200,000) outstanding at any time; and
(j)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (c) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
“Permitted Investments” are:
(a)     Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate; and
(b)    (i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank;
(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower or its Subsidiaries;
(d)    Investments accepted in connection with Transfers permitted by Section 7.1;
(e)    Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment or an IPO, provided that such subsidiary is joined to the Loan Documents as a co-Borrower pursuant to Section 6.13 prior to the effectiveness of any such transaction or IPO;
(f)    Investments (i) by Borrower in Subsidiaries that are not a Loan Party not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year (when calculated together with the amounts of Permitted Indebtedness permitted pursuant to clause (g)(iii) of such definition), (ii) by Subsidiaries that are not a Loan Party in (A) other Subsidiaries that are not Loan Parties or (B) a Loan Party and (iii) by a Loan Party another Loan Party;
(g)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board and, with respect to clauses (i) and (ii) collectively, in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year;
(h)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(i)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;
(j)    Investments consisting of deposit accounts (but only to the extent that Borrower is permitted to maintain such accounts pursuant to Section 6.6 of this Agreement) in which Bank has a first priority perfected security interest to the extent required pursuant to Section 6.6 of this Agreement; and
(k)    other Investments not otherwise permitted by the foregoing clauses (a) though (j) in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000) per fiscal year.
“Permitted Liens” are:
(a)    Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;
(b)    Liens for taxes, fees, assessments or other government charges or levies, either (i) not delinquent or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
(c)    Liens securing capital leases and purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
(d)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e)    Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)    Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien (and any improvements thereto and any proceeds thereof) and the principal amount of the indebtedness may not increase;
(g)    leases or subleases of real property granted in the ordinary course of Borrower's business (or, if referring to another Person, in the ordinary course of such Person's business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower's business (or, if referring to another Person, in the ordinary course of such Person's business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;
(h)    non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not reasonably be expected to result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;
(i)    Liens representing the interest or title of a lessor, licensor, sublicensor or sublessor, provided such lease, sublease, license or sublicense is permitted hereunder;
(j)    deposits to secure the performance of bids, trade contracts, leases (other than leases for real property), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business no to exceed Fifty Thousand Dollars ($50,000) in the aggregate at any time;
(k)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(l)    Liens in favor of other financial institutions arising in connection with Borrower's deposit and/or securities accounts held at such institutions, provided that Bank has a first priority perfected security interest in the amounts held in such deposit and/or securities accounts to the extent required pursuant to Section 6.8 and such accounts are permitted to be maintained pursuant to Section 6.8 of this Agreement; and
(m)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Prepayment Fee” shall be an additional fee, payable to Bank, with respect to each Term Loan Advance, in an amount equal to (a) three percent (3.00%) of each outstanding Term Loan Advance if the prepayment is made on or before the first (1st) anniversary of the Effective Date, (b) two percent (2.00%) of each outstanding Term Loan

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
Advance if the prepayment is made after the first (1st) anniversary of the Effective Date, but on or before the second (2nd) anniversary of the Effective Date, and (c) one percent (1.00%) of each outstanding Term Loan Advance if the prepayment is made after the second (2nd) anniversary of the Effective Date, but on or before the Term Loan Maturity Date.
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as reasonably determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Publicly Reporting Company” means an issuer generally subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.
“Restricted License” is any material license agreement or similar agreement (excluding any “shrink wrap” or other end-user licenses that are over-the-counter and generally commercially available) with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property in favor of Bank, or (b) for which a default under or termination of could reasonably be expected to interfere with Bank’s right to sell any Collateral.
“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.
“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.
“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.
“Term Loan Advance” and “Term Loan Advances” are each defined in Section 2.3 of this Agreement.
“Term Loan Amortization Date” is (a) February 1, 2022 if the Extension Milestone is not achieved, and (b) August 1, 2022 if the Extension Milestone is achieved.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
“Term Loan Maturity Date” means (a) January 1, 2024 if the Extension Milestone is not achieved, and (b) January 1, 2025 if the Extension Milestone is achieved.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
“Tranche One” is defined in Section 2.3(a).
“Tranche Two” is defined in Section 2.3(a).
“Transfer” is defined in Section 7.1.
“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and Bank, as amended, modified, supplemented and/or restated from time to time.
[Signature page follows.]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

CODEX DNA, INC.

By:	/s/ Todd Nelson
Name: Todd Nelson
Title: CEO

BANK:

SILICON VALLEY BANK

By:	/s/ Brendan Crawford
Name: Brendan Crawford
Title: Vice President
[Signature Page to Loan and Security Agreement]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
EXHIBIT A - COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include (a) with respect to stock in Foreign Subsidiaries, more than sixty-five percent (65.0%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, if Borrower can demonstrate to Bank’s satisfaction, determined in its good faith business judgment, that pledging in excess of sixty-five percent (65%) of the capital stock of any Foreign Subsidiary would cause an adverse tax consequence for Borrower or such new Foreign Subsidiary, (b) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of Borrower if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that the foregoing exclusions of this clause (b) shall in no way be construed (x) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (y) to apply to the extent that any consent or waiver has been obtained that would permit Bank’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license), and (c)  any Intellectual Property, provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.
Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.
Exhibit A

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
EXHIBIT B
COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	CODEX DNA, INC.
Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)*	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	With 30 days after FYE, and as amended/updated	Yes No
*including FYE 2020

Financial Covenant	Required	Actual	Complies

Maintain:
Minimum Revenue	See schedule	See schedule	Yes No
The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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Exhibit A

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
Schedule 1 to Compliance Statement
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated:    ____________________
I.    Minimum Revenue (Section 6.9(a))
Required:    Maintain as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower, minimum Revenue of at least the following amounts measured on a trailing three (3) month basis for the period then ended:

Trailing Three Month Period Ending:	Minimum Revenue
February 28, 2021	$[***]
March 31, 2021	$[***]
April 30, 2021	$[***]
May 31, 2021	$[***]
June 30, 2021	$[***]
July 31, 2021	$[***]
August 31, 2021	$[***]
September 30, 2021	$[***]
October 31, 2021	$[***]
November 30, 2021	$[***]
December 31, 2021	$[***]
January 31, 2022	$[***]
February 28, 2022	$[***]
March 31, 2022	$[***]
April 30, 2022	$[***]
May 31, 2022	$[***]
June 30, 2022	$[***]
July 31, 2022	$[***]
August 31, 2022	$[***]
September 30, 2022	$[***]
October 31, 2022	$[***]
November 30, 2022	$[***]
December 31, 2022	$[***]
Exhibit A

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
Actual:

A.	Revenue (determined in accordance with GAAP) for the applicable month ending:	$____________
Is line A equal to or greater than the required amount set forth above for such month?
______ No, not in compliance with Section 6.9(b)          ______  Yes, in compliance with Section 6.9(b)
Exhibit A

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.
EXHIBIT C
LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:	Date:

LOAN PAYMENT:
CODEX DNA, INC. (Borrower)

From Account #________________________________ To Account #_______________________________
(Deposit Account #) (Loan Account #)
Principal $____________________________________ and/or Interest $____________________________

Authorized Signature:_________________ Phone Number:____________________
Print Name/Title: ____________________

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________ To Account #_______________________________
(Loan Account #) (Deposit Account #)

Amount of Term Loan Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:_____________________ Phone Number:___________________
Print Name/Title: ________________________

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Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time

Beneficiary Name: _____________________________ Amount of Wire: $ __________________________
Beneficiary Bank: ______________________________ Account Number: ___________________________
City and State: ___________________________

Beneficiary Bank Transit (ABA) #: __________ Beneficiary Bank Code (Swift, Sort, Chip, etc.):__________
(For International Wire Only)

Intermediary Bank:____________________ Transit (ABA) #:__________________________________________
For Further Credit to: __________________________________________________________________________

Special Instruction: ____________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________ 2nd Signature (if required): ___________________
Print Name/Title: ______________________________ Print Name/Title: __________________________
Telephone #: _________________________ Telephone #: _____________________________

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